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                                                                  Exhibit (d)(2)

                              ARMADA ADVANTAGE FUND
                FIRST AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

         This FIRST AMENDMENT TO INVESTMENT ADVISORY AGREEMENT (the "First Amendment") dated as of June 9, 2001, by and between THE ARMADA ADVANTAGE FUND, a Massachusetts business trust, located in Oaks, Pennsylvania (the "Trust") and NATIONAL CITY INVESTMENT MANAGEMENT COMPANY, located in Cleveland, Ohio (the "Investment Advisor").

         The parties hereby agree that in the Investment Advisory Agreement dated August 18, 1993, with respect to the Trust's Prime Obligations, Equity, Small Capitalization and Bond Funds (the "Investment Advisory Agreement"):

         1. NAMES OF THE PARTIES. All references to the Parkstone Advantage Fund in the Investment Advisory Agreement shall be deemed to refer to the Armada Advantage Fund, and all references to First of America Investment Corporation in the Investment Advisory Agreement shall be deemed to refer to National City Investment Management Company.

         2. NAMES OF THE PORTFOLIOS. All references to the Equity Fund in the Investment Advisory Agreement shall be deemed to refer to the Mid Cap Growth Fund, and all references to the Small Capitalization Fund in the Investment Advisory Agreement shall be deemed to refer to the Small Cap Growth Fund.

         3. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have their respective defined meanings ascribed to them in the Investment Advisory Agreement.

         4. MISCELLANEOUS. Except to the extent expressly amended by this First Amendment, the Investment Advisory Agreement shall remain unchanged and in full force and effect. References therein to "this Agreement," "hereby," "herein," and the like shall be deemed to refer to the Investment Advisory Agreement, as amended by this First Amendment. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                                     NATIONAL CITY INVESTMENT
THE ARMADA ADVANTAGE FUND                            MANAGEMENT COMPANY


By:  /s/ Herbert R. Martens, Jr.                     By:  /s/ Donald L. Ross
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        Herbert R. Martens, Jr.                           Donald L. Ross
        President                                         President